EXHIBIT 4.1

                      SPECIMEN OF COMMON STOCK CERTIFICATE

                             QUETZAL CAPITAL I, INC.

                100,000,000 SHARES COMMON STOCK $0.001 PAR VALUE

This certifies that _________________________________________________ is hereby issued ____________________________________________________ fully paid and non-assessable Shares of Common Stock of Quetzal Capital I, Inc., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, Quetzal Capital I, Inc. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this ___ day of 20 .



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President                                       Secretary